UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ELSINORE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-0289010
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4201 Connecticut Avenue, N.W.
Suite 407
Washington, D.C.  20008

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: File No. 333-165949

Securities to be registered pursuant to Section 12(g) of the Act:	Common Stock, $.001 par value per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                  Description of Registrant's Securities to be Registered.

The Registrant incorporates herein by reference thereto the description of its shares of common stock, $.001 par value per share (“Common Stock”), set forth under the heading “Description of Our Securities – Our Common Stock” contained in the prospectus included in the Registrant's Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 8, 2010, as amended (File No. 333-165949) (the “Registration Statement”), and in the prospectus included in the Registration Statement subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed incorporated by reference into this registration statement.

Item 2.                  Exhibits.

The following Exhibits are incorporated herein by reference from the Registrant's Registration Statement pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended:

		Incorporated by Reference From
Exhibit No.	Exhibit Description	Form	Exhibit No.	Filing Date

3.1	Amended and Restated Certificate of Incorporation of the Registrant, dated March 13, 2010.	S-1	3.1	4/8/10

3.2	Amended and Restated By-Laws, adopted March 13, 2010.	S-1	3.2	4/8/10

4.1	Form of Common Stock Certificate.	S-1	4.1	4/8/10

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 8th day of June, 2010.

ELSINORE SERVICES, INC.

By:	/s/ Arne Dunhem
Arne Dunhem
Chief Executive Officer and President
(Principal Executive Officer)